Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BAUDAX BIO, INC.

Baudax Bio, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Baudax Bio, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 6, 2015.

2. This Amended and Restated Articles of Incorporation (these “Articles”) amends, restates and integrates the provisions of the Articles of Incorporation dated as of September 13, 2019, and were duly adopted by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) in accordance with the provisions of Sections 1912 and 1914(a) of the Pennsylvania Business Corporation Law of 1988 (the “Pennsylvania BCL”).

3. These Articles supersede the Articles of Incorporation and all prior amendments thereto and restatements thereof.

4. These Articles were approved by the holders of the requisite number of shares of this Corporation pursuant to Sections 1914(a) and (b) of the Pennsylvania BCL.

ARTICLE I

The name of the Corporation is Baudax Bio, Inc.

ARTICLE II

The address of the Corporation’s registered office in the Commonwealth of Pennsylvania is 490 Lapp Road, Malvern, Pennsylvania 19355, Chester County.

ARTICLE III

The Corporation is incorporated under the provisions of the Pennsylvania BCL. The purpose of the Corporation is to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania BCL.

The term of the Corporation’s existence is perpetual.

ARTICLE IV

Capital Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is 110,000,000, which (i) 100,000,000 shall be designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Sections 1521(a) and 1912 of the Pennsylvania BCL.

All outstanding Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of Common Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

Unless as otherwise provided in any certificate of designation of any series of Undesignated Preferred Stock, all outstanding Undesignated Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The holders of Undesignated Preferred Stock shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of capital stock shall be determined in accordance with, or as set forth below in, this Article IV.

(A) COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in these Articles (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of Directors of the Corporation and on all other matters requiring shareholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the shareholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to these Articles (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series of Undesignated Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to these Articles (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the Pennsylvania BCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

(B) UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide by resolution or resolutions for, out of the unissued shares of Undesignated Preferred Stock, the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate of designations pursuant to the Pennsylvania BCL, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

Shareholder Action

1. Action Without Meeting. Any action required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders.

2. Special Meetings. Except as otherwise required by the statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the shareholders of the Corporation may be called only by: (i) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office; (ii) the Chairman of the Board of Directors; or (iii) the chief executive officer or President of the Corporation, and special meetings of shareholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders of the Corporation.

3. Written Consent. The shareholders of the Corporation shall not be permitted to act by written consent in lieu of a meeting.

4. Advance Notice. Advance notice of shareholder nominations for the election of Directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation (the “Bylaws”) in effect from time to time.

5. Cumulative Voting. There shall be no cumulative voting.

ARTICLE VI

Board of Directors

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. Such classes shall be as nearly equal in number of Directors as reasonably possible. The Board of Directors shall assign Directors into classes at the time the classification becomes effective. The initial Class I Directors shall serve for a term expiring at the first annual meeting of shareholders to be held after the filing of these Articles, the initial Class II Directors shall serve for a term expiring at the second annual meeting of shareholders to be held after the filing of these Articles, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of shareholders to be held after the filing of these Articles. At each annual meeting of shareholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article VI of these Articles, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the shareholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 of these Articles, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office by the shareholders only with cause as provided in the Bylaws.

ARTICLE VII

Limitation Of Liability

A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (a) for any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 1553(a) of the Pennsylvania BCL; or (d) for any transaction from which the Director derived an improper personal benefit. If the Pennsylvania BCL is amended after the effective date of these Articles to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Pennsylvania BCL, as so amended.

No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on Directors for the payment of taxes) unless the person’s conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of such amendment or repeal. If the Pennsylvania BCL is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Article VII, this Article VII shall be construed to provide for such greater protection.

As more fully set forth in the Bylaws, the Corporation may indemnify to the fullest extent permitted by the Pennsylvania BCL any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a Director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Any amendment, repeal or modification of this Article VII by either of: (i) the shareholders of the Corporation; or (ii) an amendment to the Pennsylvania BCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

ARTICLE VIII

Amendment Of Bylaws

1. Amendment by Directors. Except as otherwise provided by law, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2. Amendment by Shareholders. The Bylaws of the Corporation may be amended or repealed at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least 66 2/3% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

Exclusive Forum

Unless this Corporation consents in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee, agent or shareholder of the Corporation to the Corporation or the Corporation’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania BCL or as to which the Pennsylvania BCL confers jurisdiction on the Pennsylvania Courts of Common Pleas, these Articles or the Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, any claim: (A) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination); (B) which is vested in the exclusive jurisdiction of a court or forum other than such court; or (C) for which such court does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

ARTICLE X

Amendment Of Articles of Incorporation

The Corporation reserves the right to amend or repeal these Articles in the manner now or hereafter prescribed by statute and these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of these Articles, and in addition to any other vote of holders of capital stock that is required by these Articles or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of shareholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 66 2/3% of the outstanding shares of capital stock shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX or Article X of these Articles.

THIS AMENDED AND RESTATED ARTICLES OF INCORPORATION is executed as of this 20th day of November, 2019.

BAUDAX BIO, INC.

By:	/s/ Ryan Lake
Name:	Ryan Lake
Title:	Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED ARTICLES OF INCORPORATION]